Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Walter Conner
425-372-3234
wconner@drugstore.com

drugstore.com, inc. Announces Preliminary Financial Results for the

Fourth Quarter of Fiscal Year 2003

Company Anticipates 4Q03 Revenue Increase of 28% over 4Q02 and Indicates Key

Profitability Milestone Achieved

BELLEVUE, WA, January 14, 2004 – drugstore.com, inc. (NASDAQ: DSCM), the leading online retailer of health, beauty, wellness, personal care, and pharmacy products, in connection with its upcoming presentation at the 2nd Annual SG Cowen Consumer Conference in New York, today announced preliminary financial results for the quarter ended December 28, 2003.

drugstore.com, inc. announced that it expects record revenues reflecting a 28% increase over revenues for the fourth quarter of fiscal year 2002, or approximately $70.0 million in revenues for the fourth quarter of fiscal year 2003. The company also expects to report profitability on an EBITDA basis for the fourth quarter of fiscal year 2003. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization of intangible assets, non-cash marketing expense and stock-based compensation. A schedule of the expected range of estimated amounts to be used in reconciling expected net loss (the most directly comparable GAAP measure) to expected EBITDA profitability is provided supplementally below. In addition, drugstore.com, inc. expects to end fiscal year 2003 with more than $40 million in cash and cash equivalents. These preliminary results are subject to revision upon completion of an audit of the full year’s results by the company’s outside auditors.

“In a very tough economy, we have been a high-growth retailer that has consistently outperformed the competition,” said Kal Raman, president and chief executive officer of drugstore.com, inc. “As a result of our relentless focus on convenience, selection, value, and most importantly, trust, we are now well-positioned to capitalize on the incredible growth opportunities in the $273 billion health, beauty, wellness and pharmacy market.”

Mr. Raman, together with Bob Barton, chief financial officer of drugstore.com, inc., will provide a more detailed discussion of the fourth quarter preliminary unaudited results during the company’s presentation at the 2nd Annual SG Cowen Consumer Conference in New York later today. The presentation will be Webcast live today, January 14, 2004, at 4:00 p.m. EST/1:00 p.m. PST, at www.drugstore.com (click on the “audio” hyperlink under Corporate Information).

drugstore.com, inc. will announce its final financial results for the fourth quarter and fiscal year 2003 on January 20, 2004, through a press release to be distributed via Business Wire and posted on the drugstore.com™ Web site. In addition, Mr. Raman and Mr. Barton will discuss those financial results and provide guidance for fiscal year 2004 during the company’s conference call to be held on January 20, 2004 at 5:00 p.m. EST/2:00 p.m. PST. The conference call will be Webcast and will be accessible live and through replays at the drugstore.com™ Web site (www.drugstore.com) under Corporate Information.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of EBITDA, defined as earnings before interest, taxes, depreciation and amortization of intangible assets, non-cash marketing expenses and stock-based compensation. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company’s financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA net income. Net loss and EBITDA net income amounts, together with a detailed reconciliation between the two measures, will be provided on January 20, 2004 in the Company’s earnings press release and conference call for the fourth quarter of fiscal year 2004.

SUPPLEMENTAL INFORMATION

Expected Amounts for Reconciling Expected GAAP Net Loss to

Expected EBITDA Net Income:

(amounts in thousands)

	Three Months Ended December 28, 2003
	Range High	Range Low
Expected estimated amortization expense of intangible assets	660	610
Expected estimated amortization expense of non-cash marketing	570	570
Expected estimated amortization expense of stock-based compensation	320	280
Expected estimated depreciation expense	1,660	1,640
Expected estimated interest income, net	(110)	(100)

Expected estimated net expenses to be deducted from GAAP net loss to derive expected EBITDA net income	$3,100	$3,000

NOTE 1: Supplemental information related to amounts expected to be used in drugstore.com, inc.’s reconciliation of net loss to EBITDA net income for the three months ended December 28, 2003 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is “Your Health & Beauty Superstore” and the leading online health, beauty, wellness, personal care, and pharmacy solution in the world. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: changes in the economy, consumer spending and the stock market, changes affecting the Internet, online retailing and advertising, drugstore.com, inc.’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, governmental regulation, and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect drugstore.com, inc.’s business, financial condition and operating results is included in the company’s filings with the Securities and Exchange Commission, including its periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

# # #